NORTHERN FUNDS

AMENDED AND RESTATED EXPENSE REIMBURSEMENT AGREEMENT

Agreement (“Agreement”) dated as of the 29th day of July, 2022 by and between NORTHERN FUNDS (the “Trust”), a Delaware statutory trust and a registered investment company under the Investment Company Act of 1940, as amended (“1940 Act”), and NORTHERN TRUST INVESTMENTS, INC. (“NTI”).

WHEREAS, NTI serves as investment adviser and administrator to the funds listed on the Exhibits hereto (each, a “Fund,” and collectively, the “Funds”) pursuant to Management Agreements (the “Management Agreements”), as amended, between the Trust, on behalf of the Funds, and NTI.

WHEREAS, the parties to this Agreement wish to provide for an undertaking by NTI to reimburse certain, but not all, of the expenses for the Funds.

NOW THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

1.    With respect to each Fund and/or class of shares of a Fund (each, a “Class”) listed on Exhibit A, NTI shall, from the date of this Agreement, reimburse a portion of the operating expenses of the Fund or Class so that after such reimbursement the total annual fund operating expenses of the Fund or Class expressed as a percentage of average daily net assets shall not exceed the corresponding amount set forth on Exhibit A (“Expense Limit”), excluding (i) acquired fund fees and expenses; (ii) the compensation paid to each Trustee of the Trust that is not an “interested person” (as defined in the 1940 Act); (iii) expenses of third party consultants engaged by the Board of Trustees; (iv) membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum; (v) expenses in connection with the negotiation and renewal of the revolving credit facility; and (vi) extraordinary expenses and interest. NTI shall first reimburse management fees payable by the Fund or Class and then reimburse other operating expenses of the Fund or Class to the extent the amount of difference between the respective Fund’s or Class’s operating expenses and its Expense Limit exceeds the management fees payable by the Fund or Class.

2.    With respect to each Fund or Class listed on Exhibit B, NTI shall, from the date of this Agreement, reimburse a portion of the operating expenses of the Fund or Class so that after such reimbursement the total annual fund operating expenses of the Fund or Class expressed as a percentage of average daily net assets shall not exceed the corresponding amount set forth on Exhibit B (“Expense Limit”), excluding (i) acquired fund fees and expenses; (ii) service fees; (iii) the compensation paid to each Trustee of the Trust that is not an “interested person” (as defined in the 1940 Act); (iv) expenses of third party consultants engaged by the Board of Trustees; (v) membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum; (vi) expenses in connection with the negotiation and renewal of the revolving credit facility; and (vii) extraordinary expenses and interest. NTI shall first reimburse management fees payable by the Fund or Class and then reimburse other operating expenses of the Fund or Class to the extent the amount of difference between the respective Fund’s or Class’s operating expenses and its Expense Limit exceeds the management fees payable by the Fund or Class.

3.    With respect to each Fund or Class listed on Exhibit C, NTI shall, from the date of this Agreement, reimburse a portion of the operating expenses of the Fund or Class so that after such reimbursement the total annual fund operating expenses of the Fund or Class expressed as a percentage of average daily net assets shall not exceed the corresponding amount set forth on Exhibit C (“Expense Limit”), excluding (i) acquired fund fees and expenses, except for acquired fund fees and expenses arising from the Fund’s investment in other non-money market mutual funds or exchange-traded funds managed by NTI; (ii) the compensation paid to each Trustee of the Trust that is not an “interested person” (as defined in the 1940 Act); (iii) expenses of third party consultants engaged by the Board of Trustees; (iv) membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum; (v) expenses in connection with the negotiation and renewal of the revolving credit facility; and (vi) extraordinary expenses and interest. NTI shall first reimburse management fees payable by the Fund or Class and then reimburse other operating expenses of the Fund or Class to the extent the amount of difference between the respective Fund’s or Class’s operating expenses and its Expense Limit exceeds the management fees payable by the Fund or Class.

4.    For purposes of this Agreement, “extraordinary expenses” include, but are not limited to, the following expenses: (i) taxes; (ii) dividend expenses on short sales; (iii) non-routine items, including litigation expenses and proxy expenses; and (iv) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement, if applicable.

5.    The termination date of this Agreement is July 31, 2023 (the “Initial Term”). This Agreement shall continue automatically for periods of one year (each such one-year period, a “Renewal Year”). This Agreement may be terminated with respect to any Fund or Class, as to any succeeding Renewal Year, by either party upon 60 days’ written notice prior to the end of the current Initial Term or then current Renewal Year. Notwithstanding the foregoing, this Agreement may be terminated by the Trust’s Board of Trustees, with respect to any Fund or Class, at any time if it determines that such termination is in the best interest of the Fund or Class and its shareholders.

6.    NTI acknowledges and agrees that it shall not be entitled to collect on or make a claim for reimbursed expenses that are the subject of this Agreement at any time in the future for prior fiscal years.

7.    The Exhibits hereto may be amended from time to time, by an officer of the Trust, to add new series and/or classes or to lower an amount referenced under Total Annual Fund Operating Expenses After Expense Reimbursement, subject to subsequent notification of such amendment(s) to the Board of Trustees. Any other amendment to the Exhibits or this Agreement shall require the approval of the Board of Trustees, including a majority of the Independent Trustees.

8.    This Agreement shall be governed by and construed under the laws of the State of Illinois, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

9.    This Agreement represents the entire agreement between the parties regarding its subject matter and supersedes any prior expense reimbursement agreements or excepted expenses letters between the parties as to the Funds.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

NORTHERN FUNDS

By:	/s/ Randal Rein

Name:	Randal Rein
Title:	Treasurer

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Peter Ewing

Name:	Peter K. Ewing
Title:	Senior Vice President

EXHIBIT A

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of the Fund’s average daily net assets)
1	Emerging Markets Equity Index Fund	0.30%
2	Large Cap Core Fund	0.45%
3	Income Equity Fund	0.48%
4	International Equity Fund	0.49%
5	Large Cap Value Fund	0.55%
6	Small Cap Value Fund	1.00%
7	Global Real Estate Index Fund	0.47%
8	International Equity Index Fund	0.24%
9	Mid Cap Index Fund	0.15%
10	Small Cap Index Fund	0.15%
11	Stock Index Fund	0.10%
12	Bond Index Fund	0.15%
13	Fixed Income Fund	0.45%
14	High Yield Fixed Income Fund	0.78%
15	Tax-Advantaged Ultra-Short Fixed Income Fund	0.25%
16	Arizona Tax-Exempt Fund	0.45%
17	California Intermediate Tax-Exempt Fund	0.45%
18	California Tax-Exempt Fund	0.45%
19	High Yield Municipal Fund	0.58%
20	Intermediate Tax-Exempt Fund	0.45%
21	Limited Term Tax-Exempt Fund	0.45%
22	Tax-Exempt Fund	0.45%
23	Ultra-Short Fixed Income Fund (all classes)	0.25%
24	U.S. Government Money Market Fund	0.35%
25	U.S. Government Select Money Market Fund	0.35%
26	Core Bond Fund	0.40%
27	U.S. Treasury Index Fund	0.15%
28	Global Tactical Asset Allocation Fund	0.25%
29	Active M Emerging Markets Equity Fund	1.10%
30	Multi-Manager Global Listed Infrastructure Fund	0.96%
31	Multi-Manager Global Real Estate Fund	0.91%
32	Active M International Equity Fund	0.84%
33	Multi-Manager Emerging Markets Debt Opportunity Fund	0.88%
34	Multi-Manager High Yield Opportunity Fund	0.85%
35	Northern Engage360™ Fund	0.70%

EXHIBIT B

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of the Fund’s average daily net assets)
1	Global Sustainability Index Fund (all classes)	0.24%
2	Small Cap Core Fund (all classes)	0.49%
3	U.S. Quality ESG Fund (all classes)	0.39%

EXHIBIT C

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of the Fund’s average daily net assets)
1	Limited Term U.S. Government Fund	0.40%
2	U.S. Government Fund	0.40%
3	Short Bond Fund	0.40%